Carriage Services Announces Strong Third Quarter Results and
Confirms the Midpoint of the 2025 Outlook
Conference call on Thursday, November 6, 2025 at 8:00 a.m. Central Time
HOUSTON - November 5, 2025 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the third quarter ended September 30, 2025.
Company Highlights:
•Total revenue grew 2.0% over the prior year quarter, driven by increased operating revenue of 5.2% primarily as a result of 21.4% growth in cemetery preneed sales;
•Cemetery operating revenue increased 12.6% over the prior year quarter, driven by a 4.6% increase in the number of preneed interment rights sold and a 15.1% increase in the average price of preneed interment rights sold;
•Financial revenue increased 27.2% over the prior year quarter, primarily driven by a 27.9% increase in preneed insurance contracts sold resulting in an increase in general agency commission revenue;
•GAAP diluted EPS of $0.41 compared to $0.63 in the prior year quarter;
•Adjusted diluted EPS of $0.75 compared to $0.64 in the prior year quarter, resulting in an increase of 17.2%; and
•Divested non-core assets consisting of seven funeral homes and one cemetery and completed the strategic acquisition of two businesses that generated more than $15 million in revenue last year while reducing our leverage ratio to 4.1x.
Carlos Quezada, Vice Chairman and CEO, stated, "We are pleased with our third-quarter performance, which reflects the strength of our strategy and the dedication of our team. Our adjusted diluted EPS of $0.75 represents a 17.2% increase over last year's $0.64, underscoring our commitment to disciplined execution and purposeful growth.
We are excited to be back in growth mode, expanding our footprint this quarter through strategic acquisitions of businesses that served over 2,600 families and generated more than $15 million in annual revenue last year. At the same time, we divested certain non-core assets to reallocate capital towards better long-term value creation opportunities.
Total operating revenue grew 5.2% year-over-year, driven by 21.4% growth in cemetery preneed sales combined with financial revenue growth of 27.2%, reflecting the continued success of our national prearranged funeral and cemetery strategy. These results highlight the strength of our team, the effectiveness of our business strategy, and the growing demand for the premier experiences we deliver. Purposeful Growth in Action - Building Momentum Toward Our 2030 Vision.” concluded Mr. Quezada.

FINANCIAL HIGHLIGHTS

	Three months ended September 30,		Nine months ended September 30,
(in millions, except volume, average, margins, and EPS)	2025	2024	2025	2024

GAAP Metrics:
Total revenue	$102.7	$100.7	$312.0	$306.5
Operating income	$17.5	$22.9	$73.1	$60.7
Operating income margin	17.0%	22.7%	23.4%	19.8%
Net income	$6.6	$9.9	$39.2	$23.1
Diluted EPS	$0.41	$0.63	$2.47	$1.48
Cash provided by operating activities	$24.7	$20.8	$46.6	$42.7

Cemetery Consolidated Metrics:
Preneed interment rights (property) sold	3,569	3,511	10,821	11,127
Average price per preneed interment right sold	$6,257	$5,360	$5,863	$5,408

Funeral Consolidated Metrics:
Funeral contracts	10,124	10,713	32,885	33,483
Average revenue per funeral contract(1)	$5,651	$5,540	$5,665	$5,557
Burial rate	31.5%	31.6%	32.1%	32.5%
Cremation rate	61.3%	60.7%	61.0%	59.8%

Non-GAAP Metrics(2):
Adjusted consolidated EBITDA	$32,976	$30,744	$98,186	$96,949
Adjusted consolidated EBITDA margin	32.1%	30.5%	31.5%	31.6%
Adjusted diluted EPS	$0.75	$0.64	$2.45	$2.02
Adjusted free cash flow	$19.0	$17.7	$39.3	$35.9

Cemetery Operating Metrics(3):
Preneed interment rights (property) sold	3,567	3,410	10,655	10,665
Average price per preneed interment right sold	$6,261	$5,439	$5,904	$5,524

Funeral Operating Metrics(4):
Funeral contracts	9,779	9,986	31,264	31,039
Average revenue per funeral contract(1)	$5,712	$5,669	$5,756	$5,691
Burial rate	31.7%	32.0%	32.4%	32.7%
Cremation rate	61.0%	60.4%	60.7%	59.5%

(1) Excludes preneed interest earnings reflected in financial revenue.
(2) We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

(3) Metrics calculated using cemetery operating results (excluding impact from divestitures).
(4) Metrics calculated using funeral operating results (excluding impact from divestitures).
•Total revenue for the three months ended September 30, 2025 increased $2.1 million compared to the three months ended September 30, 2024. We experienced a 1.7% increase in the consolidated number of preneed interment rights (property) sold and a 16.7% increase in the consolidated average price per preneed interment rights sold. Additionally, we experienced a 2.0% increase in the consolidated average revenue per funeral contract that was offset by a 5.5% decrease in consolidated funeral contract volume.
•Net income for the three months ended September 30, 2025 decreased $3.3 million compared to the three months ended September 30, 2024. We experienced a $6.2 million increase in net loss on divestitures and impairment charges; partially offset by a $1.8 million decrease in income tax expense, a $1.1 million decrease in interest expense, and a $0.8 million increase in gross profit contribution from our businesses.

•Total revenue for the nine months ended September 30, 2025 increased $5.5 million compared to the nine months ended September 30, 2024. We experienced an 8.4% increase in the consolidated average price per preneed interment rights sold, which was partially offset by a 2.8% decrease in the consolidated number of preneed interment rights (property) sold. Additionally, we experienced a 1.9% increase in the consolidated average revenue per funeral contract, which was partially offset by a 1.8% decrease in consolidated funeral contract volume.
•Net income for the nine months ended September 30, 2025 increased $16.1 million compared to the nine months ended September 30, 2024. We experienced a $10.9 million decrease in general, administrative, and other expenses, a $3.2 million increase in the loss on divestitures and impairment charges, a $3.8 million decrease in interest expense, and a $0.3 million increase in gross profit contribution from our businesses; partially offset by a $0.7 million increase in income tax expense and a $0.4 million decrease in net gain on property damage, net of insurance claims.
REVISED 2025 OUTLOOK

	Revised 2025 Outlook (1)	Previous 2025 Outlook (1)
(in millions - except per share amounts)
Total revenue	$413 - $417	$410 - $420
Adjusted consolidated EBITDA(2)	$130 - $132	$129 - $134
Adjusted diluted EPS(2)	$3.25 - $3.30	$3.15 - $3.35
Adjusted free cash flow(2)(3)	$44 - $48	$40 - $50
(1) Includes the expected revenue impact of acquisitions and divestitures of certain non-core assets.
(2) Adjusted consolidated EBITDA, adjusted diluted EPS, and adjusted free cash flow are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from operating income, diluted earnings per share, and cash provided by operating activities; however, these measures calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2025 excludes the following: Gains or losses associated with divestitures, acquisition costs, severance and separation costs, impairment of goodwill, intangibles, and property, plant, and equipment, special vendor incentives, potential tax reserve adjustments and IRS payments and/or refunds, and other special items. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.

(3) Includes the expected impact of total capital expenditures (growth and maintenance).
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, November 6, 2025 at 8:00 a.m. Central Time. To participate in the call, please dial 800-715-9871 (Conference ID - 3464721) or to listen live over the internet via webcast click link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com.
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operated 159 funeral homes in 24 states and 28 cemeteries in 9 states as of September 30, 2025. It is dedicated to delivering premier experiences through innovation, partnership, and elevated service.

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Funeral operating revenue	$55,853	$56,606	$179,962	$176,650
Cemetery operating revenue	35,586	31,604	96,790	91,481
Financial revenue	9,042	7,107	24,563	20,716
Ancillary revenue	860	1,046	2,794	3,375
Total operating revenue	101,341	96,363	304,109	292,222
Divested revenue	1,401	4,324	7,849	14,276
Total revenue	$102,742	$100,687	$311,958	$306,498

Funeral operating EBITDA	$20,558	$21,590	$71,021	$70,953
Funeral operating EBITDA margin	36.8%	38.1%	39.5%	40.2%

Cemetery operating EBITDA	17,242	15,490	43,608	43,777
Cemetery operating EBITDA margin	48.5%	49.0%	45.1%	47.9%

Financial EBITDA	8,077	6,541	22,212	19,235
Financial EBITDA margin	89.3%	92.0%	90.4%	92.9%

Ancillary EBITDA	174	155	394	521
Ancillary EBITDA margin	20.2%	14.8%	14.1%	15.4%

Divested EBITDA	268	1,167	2,035	3,987
Divested EBITDA margin	19.1%	27.0%	25.9%	27.9%
Total field EBITDA	$46,319	$44,943	$139,270	$138,473
Total field EBITDA margin	45.1%	44.6%	44.6%	45.2%

Total overhead	$13,738	$14,199	$41,479	$53,980
Overhead as a percentage of revenue	13.4%	14.1%	13.3%	17.6%

Consolidated EBITDA	$32,581	$30,744	$97,791	$84,493
Consolidated EBITDA margin	31.7%	30.5%	31.3%	27.6%

Other expenses and interest
Depreciation & amortization	$6,503	$5,610	$18,077	$17,274
Non-cash stock compensation	2,012	1,850	5,857	4,521
Interest expense	6,946	8,035	21,278	25,071
Other	7,411	400	(241)	1,597
Pretax income	$9,709	$14,849	$52,820	$36,030
Net tax expense	3,139	4,983	13,585	12,932
Net income	$6,570	$9,866	$39,235	$23,098
Special items(1)	$7,884	$342	$(333)	$12,554
Tax on special items	2,531	114	99	4,168
Adjusted net income	$11,923	$10,094	$38,803	$31,484
Adjusted net income margin	11.6%	10.0%	12.4%	10.3%

Adjusted basic earnings per share	$0.76	$0.66	$2.48	$2.08
Adjusted diluted earnings per share	$0.75	$0.64	$2.45	$2.02

GAAP basic earnings per share	$0.42	$0.65	$2.51	$1.52
GAAP diluted earnings per share	$0.41	$0.63	$2.47	$1.48

Weighted average shares o/s - basic	15,490	15,011	15,398	14,951
Weighted average shares o/s - diluted	15,732	15,491	15,601	15,400

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$32,581	$30,744	$97,791	$84,493
Special items(1)	395	—	395	12,456
Adjusted consolidated EBITDA	$32,976	$30,744	$98,186	$96,949
Adjusted consolidated EBITDA margin	32.1%	30.5%	31.5%	31.6%

(1) A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited and in thousands)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,248	$1,165
Accounts receivable, net	37,515	30,193
Inventories	7,556	7,920
Prepaid and other current assets	4,396	4,123
Current assets held for sale	98	1,135
Total current assets	50,813	44,536
Preneed cemetery trust investments	102,011	98,120
Preneed funeral trust investments	121,849	106,219
Preneed cemetery receivables, net	63,312	50,958
Receivables from preneed funeral trusts, net	16,403	22,372
Property, plant, and equipment, net	284,480	273,004
Cemetery property, net	116,555	109,576
Goodwill	433,484	414,859
Intangible and other non-current assets, net	42,687	40,427
Operating lease right-of-use assets	12,946	14,953
Cemetery perpetual care trust investments	93,154	85,103
Non-current assets held for sale	5,056	19,453
Total assets	$1,342,750	$1,279,580
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of debt and lease obligations	$4,181	$3,914
Accounts payable	17,247	15,427
Accrued and other liabilities	35,962	38,460
Current liabilities held for sale	144	240
Total current liabilities	57,534	58,041
Acquisition debt, net of current portion	6,069	4,895
Long-term liabilities held for sale	4,725	13,842
Credit facility	133,546	135,382
Senior notes	397,136	396,597
Obligations under finance leases, net of current portion	9,046	6,045
Obligations under operating leases, net of current portion	11,941	14,035
Deferred preneed cemetery revenue	75,821	61,767
Deferred preneed funeral revenue	38,566	39,261
Deferred tax liability	54,251	51,429
Other long-term liabilities	1,482	1,179
Deferred preneed cemetery receipts held in trust	102,011	98,120
Deferred preneed funeral receipts held in trust	117,155	106,219
Care trusts’ corpus	91,383	84,218
Total liabilities	1,100,666	1,071,030
Commitments and contingencies:
Stockholders’ equity:
Common stock	274	269
Additional paid-in capital	238,119	243,825
Retained earnings	282,444	243,209
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	242,084	208,550
Total liabilities and stockholders’ equity	$1,342,750	$1,279,580

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenue:
Service revenue	$44,204	$44,916	$143,724	$139,048
Property and merchandise revenue	48,633	47,419	140,732	142,511
Other revenue	9,905	8,352	27,502	24,939
	102,742	100,687	311,958	306,498
Field costs and expenses:
Cost of service	22,851	22,739	71,215	68,119
Cost of merchandise	31,919	31,492	96,684	95,423
Cemetery property amortization	2,755	1,957	6,824	6,273
Field depreciation expense	3,226	3,411	9,836	10,283
Regional and unallocated funeral and cemetery costs	4,095	4,085	12,590	12,172
Other expenses	1,653	1,513	4,789	4,483
	66,499	65,197	201,938	196,753
Gross profit	36,243	35,490	110,020	109,745

Corporate costs and expenses:
General, administrative, and other	12,177	12,206	36,163	47,047
Net loss on divestitures and impairment charges	6,559	387	788	1,955
Operating income	17,507	22,897	73,069	60,743

Interest expense	6,946	8,035	21,278	25,071
Net gain on property damage, net of insurance claims	—	—	—	(417)
Other, net	852	13	(1,029)	59
Income before income taxes	9,709	14,849	52,820	36,030
Expense for income taxes	3,431	4,930	16,882	11,962
(Benefit) expense related to discrete income tax items	(292)	53	(3,297)	970
Total expense for income taxes	3,139	4,983	13,585	12,932
Net income	$6,570	$9,866	$39,235	$23,098

Basic earnings per common share:	$0.42	$0.65	$2.51	$1.52
Diluted earnings per common share:	$0.41	$0.63	$2.47	$1.48

Dividends declared per common share:	$0.1125	$0.1125	$0.3375	$0.3375

Weighted average number of common and common equivalent shares outstanding:
Basic	15,490	15,011	15,398	14,951
Diluted	15,732	15,491	15,601	15,400

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$39,235	$23,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,077	17,274
Provision for credit losses	2,753	2,303
Stock-based compensation expense	5,857	4,521
Deferred income tax (benefit) expense	3,308	(1,838)
Amortization of intangibles	926	1,012
Amortization of debt issuance costs	384	495
Amortization and accretion of debt	420	402
Net loss on divestitures and impairment charges	788	1,955
Net gain on property damage, net of insurance claims	—	(417)
Net gain on sale of excess real property	(1,047)	—

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(18,405)	(20,880)
Inventories, prepaid, and other current assets	203	1,543
Intangible and other non-current assets	(2,100)	(3,624)
Preneed funeral and cemetery trust investments	(16,796)	(6,367)
Accounts payable	(3,477)	3,189
Accrued and other liabilities	(1,493)	5,909
Deferred preneed funeral and cemetery revenue	623	7,546
Deferred preneed funeral and cemetery receipts held in trust	17,312	6,595
Net cash provided by operating activities	46,568	42,716

Cash flows from investing activities:
Acquisitions of businesses and real property	(56,499)	—
Proceeds from divestitures and sale of other assets	37,310	12,015
Proceeds from insurance claims	—	403
Capital expenditures	(12,715)	(11,710)
Net cash (used in) provided by investing activities	(31,904)	708

Cash flows from financing activities:
Borrowings from the credit facility	113,800	32,100
Payments against the credit facility	(115,900)	(71,200)
Payment of debt issuance costs for the credit facility	—	(782)
Payments on acquisition debt and obligations under finance leases	(427)	(464)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,476	2,181
Taxes paid on restricted stock, performance award vestings, and exercise of stock options	(8,276)	(424)
Dividends paid on common stock	(5,254)	(5,098)
Net cash used in financing activities	(14,581)	(43,687)

Net increase (decrease) in cash and cash equivalents	83	(263)
Cash and cash equivalents at beginning of period	1,165	1,523
Cash and cash equivalents at end of period	$1,248	$1,260

NON-GAAP FINANCIAL MEASURES
This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.
The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The tax adjustment related to certain discrete items is not tax effected, all other special items are taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals, and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for severance and separation costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for capital expenditures, which include cemetery property development costs, facility repairs and improvements, equipment, furniture, and vehicle purchases. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA, and divested EBITDA related to the funeral home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.
•Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested EBITDA related to the cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise, and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument business, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

•Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative, and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Operating EBITDA and Cemetery Operating EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit), and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor, and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees, and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Operating income to Consolidated EBITDA and Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Operating income	$17,507	$22,897	$73,069	$60,743
Depreciation & amortization	6,503	5,610	18,077	17,274
Non-cash stock compensation	2,012	1,850	5,857	4,521
Net loss on divestitures and impairment charges	6,559	387	788	1,955
Consolidated EBITDA	$32,581	$30,744	$97,791	$84,493
Adjusted for:
Acquisition and divestiture expenses	$395	$—	$395	$—
Severance and separation costs(1)	—	—	—	6,228
Other special items(2)	—	—	—	6,228
Adjusted consolidated EBITDA	$32,976	$30,744	$98,186	$96,949

Total revenue	$102,742	$100,687	$311,958	$306,498
Operating income margin	17.0%	22.7%	23.4%	19.8%
Adjusted consolidated EBITDA margin	32.1%	30.5%	31.5%	31.6%

(1) Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Represents expenses related to the review of strategic alternatives.

Special items affecting Adjusted net income (in thousands) for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Acquisition and divestiture expenses	$395	$—	$395	$—
Severance and separation costs(1)	—	—	—	6,228
Equity award cancellation(2)	—	—	—	(1,336)
Net loss (gain) on divestitures and sale of real estate(3)	5,845	(295)	(2,068)	1,214
Impairment of goodwill, intangibles, and PPE (4)	1,644	637	1,761	637
(Gain) loss on property damage, net of insurance claims(5)	—	—	—	(417)
Tax adjustment related to certain discrete items	—	—	(421)	—
Other special items(6)	—	—	—	6,228
Total	$7,884	$342	$(333)	$12,554

(1) Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Primarily represents the stock compensation benefit recognized during the first quarter of 2024 for equity awards cancelled for our former Executive Chairman of the Board per his Transition Agreement, which was effective February 22, 2024.

(3) Represents the net gain or loss recognized for the sale of businesses and real estate during the periods presented.
(4) Represents impairment of assets held for sale.
(5) Represents the loss on property damage, net of insurance claims for property damaged by Hurricane Ian during the third quarter of 2022 and a fire that occurred during first quarter of 2023.
(6) Represents expenses related to the review of strategic alternatives.
Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
GAAP basic earnings per share	$0.42	$0.65	$2.51	$1.52
Special items	0.34	0.01	(0.03)	0.56
Adjusted basic earnings per share	$0.76	$0.66	$2.48	$2.08

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
GAAP diluted earnings per share	$0.41	$0.63	$2.47	$1.48
Special items	0.34	0.01	(0.02)	0.54
Adjusted diluted earnings per share	$0.75	$0.64	$2.45	$2.02

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cash provided by operating activities	$24,691	$20,856	$46,568	$42,716
Cash used for capital expenditures	(6,706)	(4,614)	(12,715)	(11,710)
Free cash flow	$17,985	$16,242	$33,853	$31,006

Plus: incremental special items:
Acquisition and divestiture costs	$395	$—	$395	$—
Severance and separation costs(1)	248	606	2,132	2,866
Other special items(2)	417	833	2,917	2,006
Adjusted free cash flow	$19,045	$17,681	$39,297	$35,878

(1) Primarily represents the cash paid to our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and cash paid to our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2) Represents cash paid for professional services related to the review of strategic alternatives.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, adjusted EBITDA, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives and timing of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic objectives and growth strategy, planned acquisitions and divestitures, technology improvements, product development, the ability to obtain credit or financing, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or divestitures, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic objectives and growth strategy, if at all; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic objectives and growth plan; the execution of our Standards Operating and strategic acquisition frameworks; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including debt repayment plans, internal growth projects, potential strategic acquisitions, dividend increases, or share repurchases; our ability to meet the projected financial and performance guidance to our full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics and epidemics, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions on commercially reasonable terms and on a timely basis, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; our ability to successfully complete any non-core asset divestitures on commercially reasonable terms and on a timely basis, if at all, and the impact of any such divestitures on our Company, including any financial, operational, tax or other similar impacts related thereto; the effects of any imposition or changes in tariffs or trade agreements including, but not limited to, any increased inflationary pressures on the economy or costs for our goods, and our ability, if at all, to mitigate such effects; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.